Exhibit 3.1

FOURTH AMENDED AND RESTATED BYLAWS

OF

CUBESMART

Adopted as of August 5, 2020

Page

ARTICLE I OFFICES4

Section 1. PRINCIPAL OFFICE.4

Section 2. ADDITIONAL OFFICES.4

ARTICLE II MEETINGS OF SHAREHOLDERS4

Section 1. PLACE.4

Section 2. ANNUAL MEETING.4

Section 3. SPECIAL MEETINGS.4

Section 4. NOTICE.7

Section 5. SCOPE OF NOTICE.7

Section 6. ORGANIZATION AND CONDUCT.7

Section 7. QUORUM.8

Section 8. VOTING.8

Section 9. PROXIES.8

Section 10. VOTING OF SHARES BY CERTAIN HOLDERS.9

Section 11. INSPECTORS.9

Section 12. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER PROPOSALS BY SHAREHOLDERS.10

Section 13. POSTPONEMENT AND CANCELLATION OF MEETINGS.19

Section 14. INFORMAL ACTION BY SHAREHOLDERS.19

Section 15. VOTING BY BALLOT.19

Section 16. CONTROL SHARE ACQUISITION ACT.19

ARTICLE III TRUSTEES20

Section 1. GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER.20

Section 2. NUMBER AND INDEPENDENCE.20

Section 3. ANNUAL AND REGULAR MEETINGS.20

Section 4. SPECIAL MEETINGS.20

Section 5. NOTICE.20

Section 6. QUORUM.21

Section 7. VOTING.21

Section 8. TELEPHONE MEETINGS.21

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(continued)

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Section 9. INFORMAL ACTION BY TRUSTEES.21

Section 10. ORGANIZATION.21

Section 11. VACANCIES.21

Section 12. COMPENSATION.21

Section 13. REMOVAL OF TRUSTEES.22

Section 14. RELIANCE.22

Section 15. INTERESTED TRUSTEE TRANSACTIONS.22

Section 16. RESIGNATION.22

ARTICLE IV COMMITTEES22

Section 1. NUMBER, TENURE AND QUALIFICATIONS.22

Section 2. POWERS.22

Section 3. MEETINGS.22

Section 4. QUORUM.23

Section 5. TELEPHONE MEETINGS.23

Section 6. INFORMAL ACTION BY COMMITTEES.23

Section 7. VACANCIES, REMOVAL AND DISSOLUTION.23

ARTICLE V OFFICERS23

Section 1. GENERAL PROVISIONS.23

Section 2. REMOVAL AND RESIGNATION.23

Section 3. VACANCIES.24

Section 4. CHIEF EXECUTIVE OFFICER.24

Section 5. CHIEF OPERATING OFFICER.24

Section 6. CHIEF FINANCIAL OFFICER.24

Section 7. CHAIR OF THE BOARD.24

Section 8. PRESIDENT.24

Section 9. VICE PRESIDENTS.24

Section 10. SECRETARY.25

Section 11. TREASURER.25

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.25

Section 13. SALARIES.25

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(continued)

Page

ARTICLE VI CONTRACTS, CHECKS AND DEPOSITS25

Section 1. CONTRACTS.25

Section 2. CHECKS AND DRAFTS.26

Section 3. DEPOSITS.26

ARTICLE VII SHARES26

Section 1. CERTIFICATES.26

Section 2. TRANSFERS.26

Section 3. REPLACEMENT CERTIFICATE.27

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.27

Section 5. SHARE LEDGER.27

Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS.28

ARTICLE VIII ACCOUNTING YEAR28

ARTICLE IX DISTRIBUTIONS28

Section 1. AUTHORIZATION.28

Section 2. CONTINGENCIES.28

ARTICLE X SEAL28

Section 1. SEAL.28

Section 2. AFFIXING SEAL.28

ARTICLE XI INDEMNIFICATION AND ADVANCE OF EXPENSES28

ARTICLE XII WAIVER OF NOTICE29

ARTICLE XIII AMENDMENT OF BYLAWS30

ARTICLE XIV EXCLUSIVE FORUM30

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FOURTH AMENDED AND RESTATED BYLAWS

OF

CUBESMART

(Adopted as of August 5, 2020)

The following constitutes the Fourth Amended and Restated Bylaws (the “Bylaws”) of CubeSmart, a Maryland real estate investment trust (the “Trust”):

ARTICLE I
OFFICES
 PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the board of trustees of the Trust (the “Board of Trustees”) may designate.
 ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
 PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be set by the Board of Trustees and stated in the notice of the meeting.
 ANNUAL MEETING. An annual meeting of the shareholders for the election of trustees (the “Trustees”) and the transaction of any other business that is properly brought before the meeting in accordance with the requirements of these Bylaws, including, but not limited to, Section 12 of this Article II, the Trust’s Declaration of Trust, as amended, restated, or supplemented from time to time (the “Declaration of Trust”), the Maryland General Corporation Law, as amended from time to time (the “MGCL”), the Maryland REIT Law, and other applicable law shall be held on a date and at the time designated by resolution of the Board of Trustees adopted by a majority of the total number of authorized Trustees, whether or not there exist any vacancies in previously authorized trusteeships at the time such resolution is presented to the Board of Trustees for adoption (the “Entire Board”). The date and time of the annual meeting may subsequently be changed in the same manner as is required to fix the original date and time of the annual meeting. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.
 SPECIAL MEETINGS.
(a)Special meetings of the shareholders for any purpose or purposes may be called by (i) the chair of the board if delegated that authority by a resolution of the Board of Trustees adopted by the affirmative vote of a majority of the Entire Board, (ii) the chief executive officer, if delegated that authority by a resolution of the Board of Trustees adopted by the affirmative vote of a majority of the Entire Board, or (iii) the Board of Trustees by resolution of the Board of Trustees adopted by the affirmative vote of a majority of the Entire Board, and not by any other person or persons.
(b)Special meetings of the shareholders shall also be called by the chair of the board upon the written request of shareholders (a “Shareholder Requested Special Meeting”) who, at the time such request for a Shareholder Requested Special Meeting (a “Special Meeting Request”) is submitted, beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in the aggregate, at least a majority of the shares that would be entitled to be voted on the matters such shareholders intend to bring before such Shareholder Requested Special Meeting (the “Requisite Percentage”), and who (i) cause a Special Meeting Request, in proper written form in compliance with Section 3(e) hereof, to be delivered to, or mailed and received by, the secretary of the Trust at the principal executive offices of the Trust, and (ii) comply with the other procedures and requirements contained in this Section 3 in all applicable respects.
(c)Notwithstanding anything to the contrary contained in these Bylaws, no shareholder may request that a Shareholder Requested Special Meeting be called unless a shareholder of record of the Trust has first caused a written request in proper form (“Record Date Request”) to be delivered to, or mailed and received by, the secretary of the Trust requesting that the Board of Trustees fix a record date (a “Request Record Date”) for the purpose of determining the shareholders who beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) the Requisite Percentage and who are entitled to request that a Shareholder Requested Special Meeting be called. The Board of Trustees shall have the sole power to fix, by resolution of the Board of Trustees adopted by the affirmative vote of a majority of the Entire Board, the record date for determining shareholders entitled to request that a Shareholder Requested Special Meeting be called.
(d)To be in proper form, a Record Date Request shall be in writing and shall include the following: (i) with respect to each of the shareholders (and each of their Shareholder Associated Persons (as defined below)) requesting that a Request Record Date be set, the information required by Section 12(a)(2)(iii) hereof, (ii) a description in reasonable detail of the business desired to be brought before a Shareholder Requested Special Meeting, (iii) the text of the proposed business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal, whether binding or precatory, to amend these Bylaws, the Declaration of Trust, or any policy of the Trust, the text of the proposed amendment), (iv) a description in reasonable detail of the reasons for conducting such business at a Shareholder Requested Special Meeting, (v) a description in reasonable detail of any interest in such business, direct or indirect, monetary or non-monetary, of such requesting shareholders or any of their respective Shareholder Associated Persons, including any anticipated benefit to such requesting shareholders or any of their respective Shareholder Associated Persons therefrom, and (vi) a reasonably detailed description of all agreements, arrangements, and understandings (whether written or oral, formal or informal) between or among any of the shareholders requesting a Request Record Date (including their respective Shareholder Associated Persons), or between or among any such requesting shareholders (including their respective Shareholder Associated Persons) and any other person (naming each such person), in connection with their Record Date Request or the business or nominees for election to the Board of Trustees proposed to be acted on at a Shareholder

Requested Special Meeting. If Trustees are proposed to be elected at a Shareholder Requested Special Meeting, the Record Date Request shall also include the information for each such person whom the shareholders (or any of their Shareholder Associated Persons) submitting the Record Date Request propose to nominate for election as a Trustee at the Shareholder Requested Special Meeting that is required to be disclosed for each person pursuant to Section 12(a)(2)(i) hereof.
(e)To be in proper form, a Special Meeting Request shall be in writing and shall include the following: (i) with respect to each of the shareholders (and each of their Shareholder Associated Persons) requesting the Shareholder Requested Special Meeting (but excluding any shareholder that has made such request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on Schedule 14A), the information required by Section 12(a)(2)(iii) hereof, (ii) a description in reasonable detail of the business desired to be brought before a Shareholder Requested Special Meeting, (iii) the text of the proposed business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal, whether binding or precatory, to amend these Bylaws, the Declaration of Trust, or any policy of the Trust, the text of the proposed amendment), (iv) a description in reasonable detail of the reasons for conducting such business at a Shareholder Requested Special Meeting, (v) a description in reasonable detail of any interest in such business, direct or indirect, monetary or non-monetary, of such requesting shareholders or any of their respective Shareholder Associated Persons (as defined below), including any anticipated benefit to such requesting shareholders or any of their respective Shareholder Associated Persons therefrom, and (vi) a reasonably detailed description of all agreements, arrangements, and understandings (whether written or oral, formal or informal) between or among any of the shareholders requesting a Shareholder Requested Special Meeting (including their respective Shareholder Associated Persons), or between or among any such requesting shareholders (including their respective Shareholder Associated Persons) and any other person (naming each such person), in connection with the Special Meeting Request or the business or nominees for election to the Board of Trustees proposed to be acted on at the Shareholder Requested Special Meeting. If Trustees are proposed to be elected at the Shareholder Requested Special Meeting, the Special Meeting Request must also include the information for each such person whom the requesting shareholders (or any of their Shareholder Associated Persons) propose to nominate for election as a Trustee at the Shareholder Requested Special Meeting that is required to be disclosed for each person pursuant to Section 12(a)(2)(i) hereof.
(f)Any matters proposed by shareholders for action at a Shareholder Requested Special Meeting (i) must be a proper subject to be proposed and voted upon by shareholders of the Trust under these Bylaws, the Declaration of Trust, the MGCL, the Maryland REIT Law, and other applicable law, and (ii) must not relate to a matter that is expressly reserved for action by the Board of Trustees under these Bylaws, the Declaration of Trust, the MGCL, the Maryland REIT Law, or other applicable law. Upon receipt of such Special Meeting Request, the Trust shall inform such shareholders of the reasonably estimated cost of preparing and mailing a notice of the Shareholder Requested Special Meeting and, upon payment of such costs to the Trust, the Trust shall mail the notice to each shareholder entitled to notice of such meeting.  The Board of Trustees shall have the sole power to set, by resolution of the Board of Trustees adopted by the affirmative vote of a majority of the Entire Board, the date, time, and place of the Shareholder Requested Special Meeting.

(g)Notwithstanding anything to the contrary contained in these Bylaws, business brought before any Shareholder Requested Special Meeting by shareholders shall be limited to the matters proposed in a Special Meeting Request submitted by such shareholders in compliance with this Section 3; provided, however, that nothing herein shall prohibit the Board of Trustees from bringing other matters before the shareholders at any Shareholder Requested Special Meeting and including such matters in the notice of the meeting it provides to shareholders.
 NOTICE. Not less than ten nor more than 90 calendar days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by applicable law, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally or by leaving it at his or her residence or usual place of business, or by transmitting it to such shareholder by electronic mail to any electronic mail address of such shareholder or by any other electronic means. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid.
 SCOPE OF NOTICE. Subject to compliance with Section 12(a) of this Article II with respect to matters intended to be brought before an annual meeting by shareholders, any business of the Trust may be brought before an annual meeting of shareholders by or at the direction of the Board of Trustees (or any duly authorized committee thereof) without being specifically designated in the notice of the meeting (or any supplement thereto), except such business as is required by applicable law to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice of the meeting (or any supplement thereto) given by or at the direction of the person authorized to call the special meeting in accordance with these Bylaws.
 ORGANIZATION AND CONDUCT.
(a)Organization of Shareholders’ Meetings. At every meeting of the shareholders, the chair of the board, if there be one, or if not, such person who is designated from time to time by the Board by a resolution of the Board adopted by the affirmative vote of a majority of the Entire Board, shall act as chair of the meeting and the presiding officer thereof and shall call all meetings to order. The Secretary of the Trust shall act as secretary of all meetings of the shareholders, and in the absence of the Secretary at a meeting of shareholders, an Assistant Secretary, if any, shall act as secretary of such meeting of the shareholders, and, in the absence of the Secretary or any Assistant Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chair of the meeting.
(b)Conduct of Shareholders’ Meetings.  To the maximum extent permitted by applicable law, the Board of Trustees shall be entitled to prescribe, or in the absence of the Board of Trustees doing so, the chair of the meeting shall be entitled to prescribe, such rules, regulations, and procedures and take such action as it, he, or she, as the case may be, shall deem appropriate for the proper conduct of the meeting, including, without limitation, (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chair of the meeting may determine; (iii) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chair of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chair of the meeting with evidence of his or her name and affiliation, whether he or she is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of shares of the Trust which are owned beneficially and/or of record by such shareholder; (iv) limiting the time allotted to questions or comments by participants; (v) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (vi) complying with any state and local laws and regulations concerning safety and security; (vii) restricting use of audio or video recording devices at the meeting; (viii) removing any shareholder or any other person who refuses to comply with meeting procedures, rules, or guidelines as set forth by the chair of the meeting; (ix) recessing or adjourning the meeting to a later date and time and place announced at the meeting; and (x) taking such other action as, in the discretion of the chair of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. Unless otherwise determined by the Board of Trustees or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall also rule on the precedence of, and procedure on, motions and other procedural matters.
 QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any applicable law or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the chair of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 calendar days after the original record date without a new record date and without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
 VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required herein or by applicable law or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
 PROXIES. At each meeting of the shareholders, a shareholder may cast the votes entitled to be cast by the shares owned of record by the shareholder either in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by applicable law.  Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the proxy.

 VOTING OF SHARES BY CERTAIN HOLDERS.
(a)Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.
(b)Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
(c)The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.
 INSPECTORS.
(a)At any meeting of shareholders, the chair of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.  Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the chair of the meeting. No Trustee or candidate for election as a Trustee shall act as an inspector at a meeting of shareholders at which Trustees are to be elected.

(b)Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
 ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER PROPOSALS BY SHAREHOLDERS.
(a)Annual Meetings of Shareholders.
(1)Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Trust’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees (or any duly authorized committee thereof), (B) if not specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees (or any duly authorized committee thereof), otherwise brought before the annual meeting by or at the direction of the Board of Trustees (or any duly authorized committee thereof), or (C) by any shareholder of the Trust who is Present in Person (as defined below) and who (A) was a shareholder of record at the time of giving of notice provided for in this Section 12(a), (B) is a shareholder of record at the time of the annual meeting, (C) is entitled to vote at the meeting in the election of each person so nominated and on any such other business proposed by such shareholder, and (D) complies with this Section 12(a) in all applicable respects. Except for shareholder proposals submitted for inclusion in the Trust’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Exchange Act, and which proposals are not properly excludable under Rule 14a-8 of the Exchange Act, and which are included in the notice of meeting given by or at the direction of the Board of Trustees (or any duly authorized committee thereof), the foregoing clause (C) shall be the exclusive means for a shareholder to propose nominations of persons for election to the Board of Trustees and other business to be brought before an annual meeting of shareholders.
(2)For nominations of persons for election to the Board of Trustees or other business to be properly brought before an annual meeting by a shareholder pursuant to the terms hereof, the shareholder must have given timely and proper notice thereof (a “Shareholder Notice”) in writing to the secretary of the Trust and such other proposed business must (A) be a proper subject to be proposed and voted upon by shareholders of the Trust under these Bylaws, the Declaration of Trust, the MGCL, the Maryland REIT Law, and other applicable law, and (B) must not relate to a matter that is expressly reserved for action by the Board of Trustees under these Bylaws, the Declaration of Trust, the MGCL, the Maryland REIT Law, or other applicable law. To be timely, a Shareholder Notice must be delivered to, or mailed and received by, the secretary of the Trust at the principal executive offices of the Trust by not later than the close of business on the 90th calendar day prior to the first anniversary of the date of mailing of the proxy statement for the preceding year’s annual meeting nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the date of mailing of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary of the date of the preceding year’s annual meeting, for a Shareholder Notice to be timely, it must be so delivered or received not earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made by the Trust.  In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder Notice as described above.  For purposes of these Bylaws, “Shareholder Notice Deadline” shall mean the last date for a shareholder to deliver a Shareholder Notice with respect to an annual meeting of shareholders in accordance with the provisions of this Section 12.  For a Shareholder Notice to be proper, it must set forth the following:
(i)as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee,
(A)all information that would be required to be set forth in a Shareholder Notice pursuant to this Section 12 if such proposed nominee was the shareholder submitting the Shareholder Notice,
(B)the name, age, business address, residence address, email address, and telephone number of such proposed nominee,
(C)the class and number of shares of beneficial interest or other securities of the Trust (collectively, the “Trust Securities”) that are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or owned of record by such proposed nominee, the date(s) on which each such Trust Security was acquired, and any short interest in any Trust Security (including any opportunity to profit or share in any benefit from any decrease in the price of any Trust Security) held by such proposed nominee,
(D)a description in reasonable detail of any and all direct and indirect compensation, reimbursement, indemnification, benefits, and other agreements, arrangements and understandings (written or oral and formal or informal and whether monetary or non-monetary) and any other material relationships (i) between or among such proposed nominee, and the shareholder submitting the Shareholder Notice or any Shareholder Associated Person, including all information that would be required to be disclosed pursuant to Items 403 and 404 promulgated under Regulation S-K (or any such successor rule) if the shareholder submitting the Shareholder Notice or Shareholder Associated Person was the “registrant” for purposes of such Items and such proposed nominee was a trustee, director, or executive officer of such registrant, and (ii) between or among such proposed nominee and any other person or entity (naming such person or entity) in connection with such nominee’s nomination to the Board of Trustees, and, if elected, such nominee’s service as a member of the Board of Trustees,
(E)to the extent that such proposed nominee has been previously convicted in any state or federal court of any criminal offense involving a felony, fraud, dishonesty, or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto,
(F)a description in reasonable detail of any and all

litigation, whether or not judicially resolved, settled, or dismissed, relating to the proposed nominee’s past or current service on the board of directors, board of trustees, or similar governing body of any corporation, limited liability company, partnership, trust, or any other entity,
(G)a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal or informal) between such proposed nominee and any person as to how such proposed nominee, if elected as a Trustee, would act or vote on any issue or question that may come before the Board of Trustees,
(H)a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal or informal) between such proposed nominee and any person that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Trustee, with his or her fiduciary duties under applicable law,
(I)a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal or informal) between such proposed nominee and any person that contemplates such proposed nominee, if elected as a Trustee, resigning as a member of the Board of Trustees prior to the conclusion of the term of office to which such proposed nominee was elected,
(J)the amount of any equity securities beneficially owned by such proposed nominee in any company that is a direct competitor of the Trust, and
(K)all other information relating to such proposed nominee that is required to be disclosed in a proxy statement filed with the SEC in connection with a contested election of Trustees (even if an election contest is not involved) wherein such proposed nominee is named as a candidate for election to the Board of Trustees, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;
(ii)as to any other business that the shareholder proposes to bring before the shareholders’ meeting, (A) a description in reasonable detail of the business desired to be brought before the meeting, (B) the text of the proposed business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal, whether binding or precatory, to amend these Bylaws, the Declaration of Trust or any policy of the Trust, the text of the proposed amendment), (C) a description in reasonable detail of the reasons for conducting such business at the meeting, and (D) a description in reasonable detail of any interest in such business, direct or indirect, monetary or non-monetary, of such shareholder or any Shareholder Associated Person (as defined below), including any anticipated benefit to the shareholder or Shareholder Associated Person therefrom; and
(iii)as to the shareholder giving the Shareholder Notice:
(A)the name, business address, email address, and telephone number of such shareholder and any Shareholder Associated Person,
(B)the class and number of all Trust Securities which are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such shareholder and any Shareholder Associated Person and the date(s) on which each such Trust

Security was acquired; provided, however, that such shareholder and any Shareholder Associated Person shall in all events be deemed to beneficially own any Trust Securities as to which such shareholder or Shareholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent,
(C)a reasonably detailed description of any agreement, arrangement, or understanding (whether written or oral, formal or informal), including any short interest or any borrowing or lending of shares of stock, that has been made by or on behalf of such shareholder or any Shareholder Associated Person, the effect or intent of any of the foregoing being to profit or share in any benefit from any decrease in the price of any Trust Security held by such shareholder or any Shareholder Associated Person or to mitigate loss from, or to manage risk of, stock price changes for, such shareholder or any Shareholder Associated Person or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any Shareholder Associated Person with respect to any Trust Securities,
(D)a reasonably detailed description of any economic interest in or any other right with respect to (including from a third party and naming such third party), any Trust Securities (or any rights, options or other securities convertible into or exercisable or exchangeable for such Trust Securities or any obligations measured by the price or value of any Trust Securities, including, without limitation, any swaps or other derivative arrangements) held by such shareholder or any Shareholder Associated Person,
(E)a reasonably detailed description of any proxy, contract, arrangement, understanding, or relationship, whether written or oral and formal or informal, between or among such shareholder or any Shareholder Associated Person and any other person (naming each such person) pursuant to which such shareholder has a right to vote any shares of the Trust,
(F)a reasonably detailed description of any agreements, arrangements or understandings, whether written or oral and formal or informal, between or among such shareholder or any Shareholder Associated Person, on the one hand, and any other persons (including any Shareholder Associated Person and naming each such persons), on the other hand, in connection with the nomination of any person for election as a Trustee or the proposal of any other business,
(G)a reasonably detailed description of any plans or proposals of such shareholder or any Shareholder Associated Person relating to the Trust that would be required to be disclosed by such shareholder or Shareholder Associated Person pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Trust was filed with the SEC by such shareholder or Shareholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such shareholder or Shareholder Associated Person) together with a description of any agreements, arrangements, or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements, or understandings,
(H)a representation that such shareholder intends to be

Present in Person at the shareholder’s meeting to nominate any person(s) named in its Shareholder Notice or to bring such business included in its Shareholder Notice before the meeting and whether or not such shareholder or any Shareholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of Trust Securities required to elect the proposed nominee(s) or approve the proposed business included in its Shareholder Notice and/or otherwise to solicit proxies from shareholders in support of the election of the proposed nominee(s) or the proposed business, and
(I)all other information relating to such shareholder and any Shareholder Associated Person that is required to be disclosed in a proxy statement filed with the SEC by such shareholder or any Shareholder Associated Person in connection with a contested solicitation of proxies for the election of Trustees (even if an election contest is not involved) in which such shareholder or any Shareholder Associated Person is a participant, or is otherwise required, in each case, pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

In addition, any Shareholder Notice with respect to the nomination of an individual(s) for election as a Trustee must be accompanied by (i) a completed written questionnaire with respect to each proposed nominee with respect to the background and qualifications of such proposed nominee(s) (which questionnaire shall be provided by the Secretary of the Trust upon written request), (ii) each proposed nominee’s written consent to being named in the proxy statement of the shareholder submitting the Shareholder Notice as a nominee for election as a Trustee and to serving as a Trustee if elected, and (iii) each proposed nominee’s irrevocable and executed advance letter of resignation as a Trustee, effective upon such person’s failure to receive, at the next duly called meeting of shareholders at which a quorum is present and at which such person faces re-election, the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such individual’s re-election, such resignation being effective only upon acceptance thereof by the Board of Trustees. The Trust may require any proposed nominee to furnish such additional information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Trustee of the Trust or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(3)In no event can a shareholder include in a Shareholder Notice a number of proposed nominees for election as Trustees that is greater than the number of Trustees to be elected to the Board of Trustees at the shareholders’ meeting which, in the absence of any contrary public announcement, may be assumed to be the number of Trustees serving on the Board of Trustees at the time that the Shareholder Notice is submitted to the Trust. Notwithstanding anything in this Section 12(a) to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Board of Trustees at least 100 calendar days prior to the first anniversary of the date of mailing of the proxy statement with respect to the preceding year’s annual meeting of shareholders, the Shareholder Notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new Trustee positions created by such increase, and only with respect to a shareholder who had, prior to such increase in the size of the Board of Trustees and the Shareholder Notice Deadline, previously submitted to the Trust, a Shareholder Notice proposing nominees for election to the Board in compliance with this Section 12 in all applicable respects, if the Shareholder Notice is delivered to, or mailed to and received by, the secretary of the Trust at the principal executive offices of the Trust not later than the close of business on the 10th calendar day immediately following the day on which such public announcement is first made by the Trust.
(4)As used in these Bylaws, the term “Shareholder Associated Person” means, with respect to any shareholder, (i) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary), (ii) any Affiliate or Associate (within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner, (iii) any person Acting in Concert (as defined below) with such shareholder or beneficial owner, (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder or beneficial owner in any solicitation of proxies contemplated by the Shareholder Notice delivered to the Trust pursuant to this Section 12, (v) any person who may be deemed to be a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any such shareholder or beneficial owner (or any of their respective Affiliates or Associates) relating to the shares of beneficial interest of the Trust, regardless of whether such person is disclosed as a member of a “group” in a Schedule 13D or an amendment thereto filed with the SEC relating to the Trust, and (vi) any person that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or any Shareholder Associated Person identified in (i), (ii), (iii), (iv), or (v) above.  For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express, written or oral, agreement, arrangement or understanding) in concert with, or towards a common goal relating to the leadership, management, governance, board composition, strategic direction, value enhancement plans, or control of the Trust in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes, and (ii) at least two additional factors suggest that such persons knowingly intend to act in concert or in parallel towards a common goal relating to the leadership, management, governance, board composition, strategic direction, value enhancement plans, or control of the Trust, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed with the SEC on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
(b)Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been properly brought before the special meeting. For business to be properly brought before a special meeting, it must be (i) specified in the Trust’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board of Trustees (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board of Trustees (or any duly authorized committee thereof), or (iii) otherwise properly brought before a properly requested Shareholder Requested Special Meeting in accordance with the provisions of Section 3 and this Section 12(b). Notwithstanding anything contained herein to the contrary, nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) pursuant to the Trust’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees (or any duly authorized committee thereof), (ii) by or at the direction of the Board of Trustees (or any duly authorized committee thereof), or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who is Present in Person and who (i) was a shareholder of record at the time of giving of notice provided for in this Section 12(b), (ii) is a shareholder of record at the time of the special meeting, (iii) is entitled to vote at the special meeting in the election of each person so nominated, and (iv) complies with this Section 12(b) in all applicable respects, including, but not limited to, providing the information required by this Section 12(b) for such shareholder, any Shareholder Associated Person, and any proposed nominee.  In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the information required by Section 12(a)(2) of this Article II, including, but not limited to, providing the information required by Section 12(a)(2) for such shareholder, any Shareholder Associated Person, and any person the shareholder proposes to nominate for election to the Board at such meeting, shall be delivered to, or is mailed to and received by, the secretary of the Trust at the principal executive offices of the Trust not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made by the Trust of the date of the special meeting and the nominees proposed by the Board of Trustees to be elected at such meeting.  Any shareholder that requests a Shareholder Requested Special Meeting in accordance with Section 3 of this Article II for the purpose of conducting any business other than the election of the Trustees will be required to cause all the information required by Section 12(a)(2) of this Article II, including, but not limited to, providing the information required by Section 12(a)(2) for such shareholder, any Shareholder Associated Person, and any business proposed to be conducted at such meeting, to be delivered to, or to be mailed to and received by, the secretary of the Trust concurrently with the delivery of their request for a Shareholder Requested Special Meeting and will otherwise be subject to the requirements set forth in Section 12(a)(2) of this Article II. Except as expressly provided by, and subject to compliance with, this Section 12(b), shareholders shall not be permitted to bring before any special meeting of shareholders any proposed business or the nomination of persons for election to the Board of Trustees. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for providing any notice or other information as described above.
(c)General.
(1)A shareholder submitting a Shareholder Notice, by its delivery to the Trust, represents and warrants that all information contained therein, as of the Shareholder Notice Deadline, is accurate in all material respects. If any information contained in a Shareholder Notice is determined to be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 12.  Any such shareholder shall notify the Trust of any material inaccuracy or material change (within two Business Days of becoming aware of such inaccuracy or change) in any such information.  Upon written request by the secretary or the Board of Trustees or any committee thereof, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory to the secretary of the Trust or the Board of Trustees or any committee thereof, in its, his, or her sole discretion, of the accuracy of any information contained in a Shareholder Notice, and (B) a written update of any information contained in a Shareholder Notice submitted as of an earlier date.  If a shareholder fails to provide such written verification or written update within such period, the information in the Shareholder Notice as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 12.  For the avoidance of doubt, the corrections and/or updates required pursuant to this Section 12(c)(1) do not cause a Shareholder Notice that was inaccurate in any material respect when first delivered to the Trust prior to the Shareholder Notice Deadline to thereafter be in proper form in accordance with this Section 12.
(2)Only such persons who are nominated in accordance with this Section 12 shall be eligible to serve as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been properly brought before the meeting in accordance with this Section 12. The chair of the meeting shall have the power to determine, in consultation with counsel (who may be the Trust’s internal counsel), and declare to the meeting that a nomination or any other business proposed to be brought before the meeting was not made or proposed, as the case may be, in accordance with this Section 12 and, if he or she should so determine, to declare to the meeting that such defective nomination or proposed business shall be disregarded.
(3)For a Shareholder Notice to comply with the requirements of this Section 12, all the information required to be included therein by this Section 12 must be set forth in writing directly within the body of the Shareholder Notice, rather than being incorporated by reference from any pre-existing document or writing, including, but not limited to, any documents publicly filed with the SEC.
(4)For a Shareholder Notice to comply with the requirements of this Section 12, each of the requirements of this Section 12 shall be directly and expressly responded to and a Shareholder Notice must clearly indicate and expressly reference which provisions of this Section 12 the information disclosed is intended to be responsive to. Any global cross-references shall be disregarded and information disclosed in the Shareholder Notice in response to any provision of this Section 12 shall not be deemed responsive to any other provision hereof unless it is expressly cross-referenced to such other provision and it is clearly apparent how such information is responsive to such other provision.
(5)A shareholder submitting a Shareholder Notice pursuant to this Section 12, by its delivery to the Trust, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Trust, the Board of Trustees, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Shareholder Notice.
(6)Notwithstanding the foregoing provisions of this Section 12, if a shareholder submitting a Shareholder Notice pursuant to this Section 12 is not Present in Person at the shareholders’ meeting to present its proposed nominations or other business, or if the shareholder breaches, or takes any action contrary to, any of the representations it made in the Shareholder Notice applicable to such shareholder’s proposed nominations or other business, such proposed nominations or other business shall be disregarded, notwithstanding that proxies in respect of such matters may have been received by the Trust.
(7)Nothing in this Section 12 shall be deemed to give any shareholder the right to have any nominations of persons for election to the Board of Trustees or other proposed business included in any proxy statement prepared by the Trust. Notwithstanding any notice of the meeting, proxy statement or supplement thereto sent to shareholders on behalf of the Trust, a shareholder must separately comply with this Section 12 to propose any nominations or other business at any shareholders’ meeting, including delivering its own separate and timely Shareholder Notice to the secretary of the Trust that complies in all respects with the requirements of this Section 12.
(8)For purposes of this Section 12, (a) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Maryland are authorized or obligated by applicable law or executive order to close, (b) “close of business” shall mean 5:00 p.m., local time, at the principal executive offices of the Trust on any calendar day, whether or not such day is a Business Day, (c) the “date of mailing of the proxy statement” shall mean the date of the definitive proxy statement for the solicitation of proxies for election of Trustees as such definitive proxy statement is filed with the SEC, (d) “Present in Person” shall mean that the shareholder proposing nominees for election as Trustees or other business to be brought before the shareholders’ meeting, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appear in person at such shareholders’ meeting (unless such meeting is held by means of the Internet or other electronic technology in which case the proposing shareholder or, if applicable, its qualified representative shall be present at such annual meeting by means of the Internet or other electronic technology), (e) “public announcement” or its corollary “publicly announced” shall mean disclosure by the Trust (i) in a press release either transmitted to the principal securities exchange on which the Trust’s common shares are traded or reported by a recognized news or wire service, (ii) in a document publicly filed by the Trust with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) pursuant to another method reasonably intended by the Trust to achieve broad-based dissemination of the information contained therein, and (f) “qualified representative” shall mean (i) if the shareholder is a corporation, any duly authorized officer of such corporation, (ii) if the shareholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the shareholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the shareholder is a trust, the trustee of such trust, or (v) if the shareholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.
(9)Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the MGCL, the Maryland REIT Law, the Exchange Act and the rules and regulations thereunder and of the SEC, and other applicable law with respect to the matters set forth in this Section 12, any solicitation of proxies contemplated by the shareholder in connection with its submission of a Shareholder Notice, and any filings made, or required to be made, with the SEC in connection therewith.

(10)Notwithstanding the foregoing provisions of this Section 12, the disclosures required by this Section 12 to be included in a Shareholder Notice shall not include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Shareholder Associated Person solely as a result of being the shareholder directed to prepare and submit the Shareholder Notice on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.
(11)Nothing in this Section 12 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to, and subject to the limitations and requirements of, Rule 14a-8 (or any successor provision) under the Exchange Act and the SEC’s and the SEC Staff’s interpretations, guidance, and no-action letter determinations relating thereto.
 POSTPONEMENT AND CANCELLATION OF MEETINGS. Any previously scheduled annual or special meeting of the shareholders may be postponed, and any previously scheduled annual or special meeting of the shareholders called by the Board of Trustees may be canceled, by resolution of the Board of Trustees upon public notice given prior to the time previously scheduled for such meeting of shareholders.
 INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.
 VOTING BY BALLOT. Voting on any question or in any election of Trustees may be by voice unless, before the voting begins, the presiding officer shall order or any shareholder shall demand that voting be by ballot.
 CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III
TRUSTEES
 GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.
 NUMBER AND INDEPENDENCE. At any regular meeting or at any special meeting called for that purpose, a majority of the Entire Board may establish, increase or decrease the number of Trustees, subject to any limitations in the Declaration of Trust. At least a majority of the Board of Trustees shall be trustees whom the Board of Trustees has determined are “independent” under the standards established by the Board of Trustees and in accordance with the then applicable requirements of the New York Stock Exchange for determining such independence. All nominations must be submitted through and approved by the Nominating and Corporate Governance Committee and follow the nominating process established by that committee for the nomination of Trustees and must satisfy the standards for membership on the Board of Trustees approved by the Board of Trustees or that Committee from time to time.
 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.
 SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the chair of the board, the chief executive officer or the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.
 NOTICE. Notice of any special meeting of the Board of Trustees shall be given by written notice delivered personally, by telephone, electronically mailed, facsimile-transmitted, or mailed or couriered to each Trustee at his or her business or residence address. Personally delivered notices shall be given at least two calendar days prior to the meeting. Notice by mail shall be given at least five calendar days prior to the meeting. Telephone, electronic mail or facsimile-transmission notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he or she is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular, or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by applicable law or these Bylaws.

 QUORUM. A majority of the Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group. The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.
 VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law.
 TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
 INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each Trustee and such written consent is filed with the minutes of proceedings of the Board of Trustees.
 ORGANIZATION. At each meeting of the Board of Trustees, the chair of the Board of Trustees or, in the absence of the chair, the vice chair, if any, of the Board of Trustees, if any, shall act as chair. In the absence of both the chair and vice chair of the Board of Trustees, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a Trustee chosen by a majority of the Trustees present, shall act as chair. The secretary or, in his or her absence, an assistant secretary of the Trust, or in the absence of the secretary and all assistant secretaries, a person appointed by the chair, shall act as secretary of the meeting.
 VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust, or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than a quorum of Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees, even if the remaining Trustees do not constitute a quorum. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he or she is replacing and until a successor is elected and qualifies.
 COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees or a duly authorized committee thereof, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Trustees.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular, or special meeting of the Board of Trustees or of any committee thereof; and for their expenses, if any, in connection with any service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

 REMOVAL OF TRUSTEES. The shareholders may remove any Trustee in the manner provided in the Declaration of Trust.
 RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.
 INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the MGCL shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.
 RESIGNATION. Any Trustee may resign by written notice to the Board effective upon (a) execution and delivery to the Trust of such written notice, (b) any future date specified in the notice, (c) the occurrence of a certain future event (including the failure to receive a specified vote for election as a Trustee), and/or (d) the acceptance by the Board. A resignation that is conditioned upon the Trustee failing to receive a specified vote for re-election as a Trustee may provide that it is irrevocable.
ARTICLE IV
COMMITTEES
 NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may, by resolution adopted by a majority of the Entire Board, appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.
 POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by applicable law.
 MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member provided that such Trustee meets the requirements for membership on such committee. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

 QUORUM. A majority of the members of any committee shall constitute a quorum for the transaction of business at a committee meeting, and the act of a majority of the members present shall be the act of such committee. The Board of Trustees, or the members of a committee to which such power has been duly delegated by the Board of Trustees, may designate a chair of any committee, and such chair or any two members of any committee may fix the time and place of its meetings unless the Board of Trustees shall otherwise provide.
 TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
 INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.
 VACANCIES, REMOVAL AND DISSOLUTION. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS
 GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a treasurer and may include a chair of the board, a vice chair of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees at the first meeting of the Board of Trustees held after each annual meeting of shareholders, except that the chief executive officer or the president may appoint one or more vice presidents. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In their discretion, the Trustees may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.
 REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the chair of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

 VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.
 CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a chief executive officer. The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the administration of the business affairs of the Trust. In the absence of the chair of the board, the chief executive officer shall preside over the meetings of the Board of Trustees at which he or she shall be present.
 CHIEF OPERATING OFFICER. The Board of Trustees may designate a chief operating officer. Said officer will have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer.
 CHIEF FINANCIAL OFFICER. The Board of Trustees may designate a chief financial officer. Said officer will have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer.
 CHAIR OF THE BOARD. The chair of the board shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Trust. The chair of the board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by applicable law to be otherwise executed. The chair of the board shall perform such other duties as may be assigned to him or her or such other officer or agent of the Trust by the Board of Trustees.
 PRESIDENT. In the absence of the chair of the board and the chief executive officer, the president shall preside over the meetings of the Board of Trustees at which he or she shall be present. In the absence of a designation of a chief executive officer by the Board of Trustees, the president shall be the chief executive officer. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by applicable law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Trustees from time to time.
 VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the Board of Trustees.  The Board of Trustees may designate one or more vice presidents as executive vice president, as senior vice president or as vice president for particular areas of responsibility.  The chief executive officer or the president may designate one or more vice presidents as vice president for particular areas of responsibility.

 SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by applicable law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Trustees.
 TREASURER. The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees.

The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the president and Board of Trustees, at the regular meetings of the Board of Trustees or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Trust.

If required by the Board of Trustees, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president, the chief executive officer or the Board of Trustees. The assistant treasurers shall, if required by the Board of Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Trustees.
 SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees, the chief executive officer or the president and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Trustee.
ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS
 CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Board of Trustees and upon the Trust.

 CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.
 DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.
ARTICLE VII
SHARES
 CERTIFICATES. Except as otherwise provided in these Bylaws, this Section 1 shall be interpreted to expressly authorize the Trust to issue shares of beneficial interest of the Trust without certificates. Each shareholder, upon written request to the secretary of the Trust, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interest held by him or her in the Trust. In the event that the Trust issues shares of beneficial interest evidenced by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the Maryland REIT Law and shall be signed by the officers of the Trust in the manner permitted by the Maryland REIT Law. In the event that the Trust issues shares of beneficial interest without certificates, to the extent then required by the Maryland REIT Law, the Trust shall provide to the record holders of such shares a written statement of the information required by the Maryland REIT Law to be included on share certificates, including any restrictions, limitation, preference or redemption provision, or a summary thereof. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are evidenced by certificates.
 TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

 REPLACEMENT CERTIFICATE. Any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Trustees may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.
 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.
(a)The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 calendar days and, in the case of a meeting of shareholders not less than ten calendar days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.
(b)In lieu of fixing a record date, the Board of Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 calendar days.  If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.
(c)If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th calendar day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.
(d)When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 calendar days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.
 SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

 FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred to the books of the Trust only in such unit.
ARTICLE VIII
ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX
DISTRIBUTIONS
 AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.
 CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X
SEAL
 SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.
 AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.
ARTICLE XI
INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any Trustee or officer (including among the foregoing, for all purposes of this

Article XI and without limitation, any individual who, while a Trustee or officer and at the express request of the Trust, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made or threatened to be made a party by reason of service in such capacity, against reasonable expenses incurred by him or her in connection with the proceeding, and (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that (i) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he or she actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful.

In addition, the Trust shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, as incurred, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee or officer or former Trustee or officer made or threatened to be made a party to a proceeding by reason of such status, provided that the Trust shall have received (i) a written affirmation by the Trustee or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met.  The Trust may, with the approval of its Board of Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

The Trust may provide to Trustees, officers, employees, agents and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

ARTICLE XII
WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by applicable law.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII
AMENDMENT OF BYLAWS

The Bylaws of the Trust may be altered, amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the Entire Board or, by the shareholders, by the affirmative vote of a majority of the shares then outstanding and entitled to vote on the matter.

ARTICLE XIV
EXCLUSIVE FORUM

Unless the Trust expressly consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the MGCL, or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Trust, (c) any action asserting a claim of breach of any (i) duty owed by any Trustee, officer, manager, agent, or employee of the Trust to the Trust or to the shareholders of the Trust, or (ii) standard of conduct applicable to Trustees, (d) any action asserting a claim against the Trust or any Trustee, officer, manager, agent, or employee of the Trust arising pursuant to any provision of Maryland law, including, but not limited to, the MGCL and the Maryland REIT Law, the Declaration of Trust, or these Bylaws, including any disputes, claims, or controversies brought by or on behalf of any shareholder (which, for purposes of this ARTICLE XIV, shall mean any shareholder of record or any beneficial owner of any Trust Securities, or any former holder of record or beneficial owner of any Trust Securities), either on his, her or its own behalf, on behalf of the Trust or on behalf of shareholders of the Trust against the Trust or any Trustee, officer, manager, agent, or employee of the Trust, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance, or enforcement of the Declaration of Trust or these Bylaws, including this ARTICLE XIV, or (e) any other action asserting a claim against the Trust or any Trustee, officer, manager, agent, or employee of the Trust that is governed by the internal affairs doctrine of the State of Maryland. Failure to enforce the foregoing provisions would cause the Trust irreparable harm and the Trust shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in any Trust Securities shall be deemed to have notice of and consented to the provisions of this Article XIV.